EXHIBIT 5.1

March 31, 2014

Arno Therapeutics, Inc.

200 Route 31 North, Suite 104

Flemington, NJ 08822

Ladies and Gentlemen:

We are acting as corporate counsel to Arno Therapeutics, Inc. (the “Company”) in connection with the filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) covering 10,280,295 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, issuable pursuant to the Company’s 2005 Stock Option Plan, as amended (the “Plan”).

In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company: (i) the Company’s Amended & Restated Certificate of Incorporation; (ii) the Company’s Bylaws; (iii) certain corporate resolutions adopted by the Board of Directors of the Company pertaining to the adoption of and subsequent amendment to the Plan; (iv) the Plan; and (v) the Registration Statement. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that, upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

Fredrikson & Byron, P.A.

By: /s/ Christopher J. Melsha

Its: Vice President